Exhibit (l)

Tortoise MLP ETF

SUBSCRIPTION AGREEMENT

This Agreement is entered into as of December 16, 2025 by and between Tortoise Capital Series Trust, a Maryland statutory trust (the “Trust”), on behalf of its series Tortoise MLP ETF (the “Fund”), and Tortoise Capital Advisors, L.L.C. (the “Subscriber”);

WITNESSETH:

WHEREAS, the Trust has been formed for the purposes of carrying on business as an open-end management investment company;

WHEREAS, the Trust’s Board of Trustees has selected Tortoise Capital Advisors, L.L.C. to serve as investment adviser to the Fund; and

WHEREAS, the Subscriber wishes to subscribe for and purchase, and the Trust, on behalf of the Fund, wishes to sell to the Subscriber, one share of beneficial interest of the Fund for a purchase price per share equal to $25.00 (the “Purchase Price”).

NOW THEREFORE, IT IS AGREED:

l.        The Subscriber subscribes for and agrees to purchase from the Fund one share for the Purchase Price. The Subscriber agrees to make payment for the share at such time as demand for payment may be made by an officer of the Trust.

2.        The Trust, on behalf of the Fund, agrees to issue and sell said share to the Subscriber promptly upon its receipt of the Purchase Price.

3.         To induce the Trust, on behalf of the Fund, to accept its subscription and issue the share subscribed for, the Subscriber represents that it is informed as follows:

(a)        That the share being subscribed for has not been and will not be registered under the Securities Act of 1933, as amended (“Securities Act”);

(b)      That the share will be sold by the Trust, on behalf of the Fund, in reliance on an exemption from the registration requirements of the Securities Act;

(c)       That the Trust’s reliance upon an exemption from the registration requirements of the Securities Act is predicated in part on the representations and agreements contained in this Subscription Agreement;

(d)       That when issued, the share will be a “restricted security” as defined in paragraph (a)(3) of Rule 144 of the General Rules and Regulations under the Securities Act (“Rule 144”) and cannot be sold or transferred by the Subscriber unless the share is subsequently registered under the Securities Act or unless an exemption from such registration is available;

(e)        That there do not appear to be any exemptions from the registration provisions of the Securities Act currently available to the Subscriber for immediate resale of the share. In the future, certain exemptions may possibly become available, including an exemption for limited sales in accordance with the conditions of Rule 144.

The Subscriber understands that a primary purpose of the information acknowledged in subparagraphs (a) through (e) above is to put it on notice as to restrictions on the transferability of the share.

4.        To further induce the Trust, on behalf of the Fund, to accept its subscription and issue the share subscribed for, the Subscriber:

(a)        Represents and warrants that the share subscribed for is being and will be acquired for investment for its own account and not on behalf of any other person or persons and not with a view to, or for sale in connection with, any public distribution thereof; and

(b)        Agrees that any certificate evidencing the share subscribed for may bear a legend substantially in the following form:

THE SHARE REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER FEDERAL OR STATE SECURITIES LAW. THIS SHARE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER SAID SECURITIES LAWS OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS IS AVAILABLE.

5.        This Subscription Agreement and all of its provisions shall be binding upon the legal representatives, heirs, successors and assigns of the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, this Subscription Agreement has been executed by the parties hereto as of the day and date first above written.

TORTOISE CAPITAL SERIES TRUST, on behalf of itself and its series, MLP ETF

By:
	Name:	Tom Florence
	Title:	President and Chief Executive
Officer

TORTOISE CAPITAL ADVISORS, L.L.C.

By:
	Name:	Jeffrey Kruske
	Title:	Chief Operating Officer

[Signature Page to Subscription Agreement (TMLP)]

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